ADDENDA NO. 2
TO THE PROMISE OF PURCHASE AGREEMENT SUBSCRIBED BETWEEN
CEMENTOS ARGOS S. A. AND PRICESMART COLOMBIA SAS

The undersigned, namely, on the one hand, CAMILO JOSE ABELLO VIVES, male, of legal age, identified with Identity Card number 80.418.493 issued in Usaquén (Cundinamarca); acting in his capacity as Legal Representative of CEMENTOS ARGOS S. A.,a corporation identified with TIN. 890.100.251 as shown on the existence and legal representation certificate issued by the Chamber of Commerce of Barranquilla and that constitutes an integral part of this Agreement in the form of ANNEX 1 – EXISTENCE AND LEGAL REPRESENTATION CERTIFICATE OF CEMENTOS ARGOS S. A., and whom from here on in and for all the effects of this Agreement shall be referred to as THE PROMISSORY SELLER; and, on the other hand, ALVARO JOSE HERNANDEZ BARRIOS, identified with Identity Card No.72.131.410, issued in Barranquilla, acting in his capacity as Special Proxy of PRICESMART COLOMBIA SAS, a business corporation identified with TIN: 900.319.753-3, duly established and organized in accordance with the regulations of the Republic of Colombia, according to the power of attorney granted by Dr. PAULA SAMPER SALAZAR; in her capacity as Legal Representative of such corporation, as show non the existence and legal representation certificate issued by the Chamber of Commerce of Bogotá and that constitutes an integral part of this Agreement in the form of ANNEX 2 – SPECIAL POWER OF ATTORNEY AND EXISTENCE AND LEGAL REPRESENTATION CERTIFICATE OF PRICESMART COLOMBIA SAS; according to the granted power of attorney, and who from here on in and for all the effects of this Agreement shall be referred to as "THE PROMISSORY BUYER" and who along with THE PROMISSORY SELLER, shall be referred to as THE PARTIES, have signed a Promise of Purchase Agreement, on June 18, 2010, before the Third Notary Office of the Circuit of Barranquilla, which we mutually and in the terms of the initially subscribed agreement, wish to make the following modifications:

CONSIDERATIONS:

1.	That THE PARTIES, in mutual agreement, have decided to modify or introduce some changes to the Agreement initially subscribed, so as to adjust it to its new agreements.

2.
The required adjustments emerge from the need to make technical adjustments that are convenient to THE PARTIES. With the object of accurately stating the technical adjustments required in order to adjust the Real Property, the referred to maps/designs are attached as follows in  ANNEX   5   -    TECHNICAL DESCRIPTION:

ANNEX 5.1-    SITE LAYOUT OF STAGE II OF PORTAL DE ALEJANDRÍA: (presentation made by THE PROMISSORY SELLER) in which the location of the land to be purchased by THE PROMISSORY BUYER and the design of the warehouse to be built by PriceSmart can be observed. -     \

Addenda No. 2 - Cementos Argos/PriceSmart Colombia Promise of Purchase Agreement

ANNEX .2 – PARALLEL CUTTING OF ROADWAY 53: Shows the parallel cutting of Roadway 53 indicating the elevation of the terrace (level 50,50) on which PriceSmart shall be built in reference to Roadway 53 and how it will be definitely established in relation to the adjacent lot and the current land of the property.

ANNEX 5.3  -  LEVEL PLANS:  Once we are clear about the design of the PriceSmart property in the II Stage of Portal de Alejandría, we will be able to observe if significant differences in elevation exist between the property to be purchased by THE PROMISSORY BUYER and the adjacent streets, namely Roadway 53 (existing), Roadway 55 and Street 106, to be built by the PROMISSORY SELLER. This difference in elevations was greater and after various coordination and design meetings between the parties, an agreement was reached regarding the need to adjust the elevations of Roadway 55 and Street 106. The same ANNEX 5.3 – LEVEL PLANS indicates the necessary elevations on both roads adjacent to the PriceSmart warehouse on a terrace at level 50,50. The elevations of such roads in relation to the design of the PriceSmart site, in whole, can be clearly observed. Finally, it is agreed and understood that upon changing the elevation of Roadway 55 and Street 106, the complete infrastructure supporting these roadways must be adapted to the new elevations contained in annex 5.3 – LEVEL PLANS

ANNEX 5.4 – DRINKING WATER, SEWER AND RAIN WATER NETWORK PLANT: This Annex describes the final modification made to the rainwater, sewer and drinking water designs. ANNEX 5.4 – DRINKING WATER, SEWER AND RAIN WATER NETWORK provides a view of the path of the piping indicating the diameters, elevations and input points to the property that THE PROMISSORY BUYER wishes to purchase.

3. That such modification shall be contained in this document as per the following

CLAUSES:

FIRST: ADDITION TO THE PURCHASE VALUE OF THE LAND.- THE PARTIES have agreed that the price of the real property object of this Promise of Purchas Agreement shall be increased to the sum of FOUR HUNDRED AND THIRTY-TWO MILLION PESOS ($432,000,000 –legal currency of Colombia), thus producing a new price for the real property ascending to the sum of TWELVE THOUSAND ONE HUNDRED AND THIRTY THREE MILLION, EIGHT HUNDRED THOUSAND PESOS ($12.133.800.000).^\

Addenda No. 2 - Cementos Argos/PriceSmart Colombia Promise of Purchase Agreement

Regarding the method of payment, THE PROMISSORY SELLER ratifies that on the date of the signing of this Addenda it had already received the sum of ONE HUNDRED MILLION PESOS ($100,000,000) whereby the Payments agreed on under numbers 3.2 and 3.3 of the Third Clause of the initially signed Agreement are pending and shall be established as follows:
1-             The sum of SEVEN THOUSAND NINE HUNDRED MILLION PESOS ($7.900.000.000) on the date on which the Public Deed of Sale is granted and the real property is effectively delivered, in this way complying with this AGREEMENT

2-             The sum of FOUR THOUSAND ONE HUNDRED AND THIRTY-THREE MILLION, EIGHT HUNDRED THOUSAND PESOS ($4.133.800.000)  on March thirty
(30), two thousand and eleven (2011), as long as all the primary and partial urbanization works listed in the fifth clause have been fully and duly concluded. In the event that such works have not been concluded as per that stipulated in the fifth clause, this sum shall be withheld until the works are totally concluded.

In all that remaining, the clause shall remain as is.

SECOND:                        NEW                  DELIVERY DATE FOR THE INFRASTRUCTURE WORKS.- THE PARTIES, aware of the fact of that the new technical adjustments require additional time for the delivery of the infrastructure works, hereby agree that MARCH THIRTY (30), TWO THOUSAND AND ELEVEN (2,011) shall be the new date for the delivery of such. Fort he effects of contractual accuracy, it is hereby clarified that the referrenced works are contained in the initial paragraph of the Fifth Clause of the AGREEMENT that has already been signed and under numbers 5.1, 5.2, 5.3, 5.4, and 5.5 of such agreement..

ANNEX 5.1- SITE LAYOUT OF STAGE II OF PORTAL DE ALEJANDRÍA: ANNEX 5.2 – PARALLEL CUTTING OF ROADWAY 53: ANNEX 5.3 LEVEL PLANS    and ANNEX   5.4  -     DRINKING WATER, SEWER AND RAIN WATER NETWORK PLANT; precisely contain the description of the technical adjustments that must be modified in the Promise of Purchase Agreement initially subscribed between the parties.

In all that remaining, the clause shall remain as is.

THIRD: AUTHORIZATION TO INITIATE WORKS.- On the date of the signing of this document THE PROMISSORY BUYER may begin any activity related with the construction of the Project on the Real property and any of the adjacent areas. THE PARTIES shall jointly coordinate all the activities possible, so as to be able to work simultaneously on their projects. THE PROMISSORY BUYER states to be aware of and bound to comply with the provisions and requirements regarding security

Addenda No. 2 - Cementos Argos/PriceSmart Colombia Promise of Purchase Agreement

administration that for such effect are contained in the internal hiring manual of Cementos Argos S.A.

FOURTH: INITIAL TEXT—In all that not modified in this document, THE PARTIES shall continue to abide by the AGREEMENT initially subscribed between them and that modified through Addenda No. 1

Signed in the city of Barranquilla by THE PARTIES, on October twenty-second (22), 2010 on two (2) duplicates, each destined for each of THE PARTIES.

THE PROMISSORY SELLER CEMENTOS ARGOS S.A. TIN. 890.100.251-

AMILO JOSE ABELLO VIVES
Legal Representative

THE PROMISSORY BUYER PRICESMART COLOMBIA SAS TIN: 900.319.753-3

ALVARO JOSE HERNANDEZ B.
c.c. No. 72.131.410 DE BARRANQUILLA
Special Proxy